EXHIBIT 99.1

Chembio Announces Public Offering of Common Stock

MEDFORD, NY – March 27, 2013 – CHEMBIO DIAGNOSTICS, INC. (NASDAQ MKT: CEMI) today announced an underwritten public offering of its common stock.  The proceeds of the offering will be used for business expansion and working capital.  The Company expects to close the transaction, subject to customary conditions, on or about April 3, 2013.

Craig-Hallum Capital Group LLC is acting as the sole book-running manager for the offering and The Benchmark Company, LLC is acting as a co-manager for the offering.

A shelf registration statement (File No. 333-185932) relating to these securities was previously filed with, and declared effective by, the U.S. Securities and Exchange Commission.  A preliminary prospectus supplement related to the offering was filed with the U.S. Securities and Exchange Commission on March 27, 2013.  A final prospectus supplement describing the terms of the offering will be filed with the U.S. Securities and Exchange Commission and will form a part of the effective registration statement. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by calling 612-334-6300, or by emailing bart.federak@craig-hallum.com. An electronic copy of the final prospectus supplement and accompanying prospectus relating to the offering will be available on the website of the U.S. Securities and Exchange Commission at www.sec.gov.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $10 billion point-of-care testing market. Chembio’s two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Alere, Inc. (formerly, Inverness Medical Innovations, Inc.). Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors.  Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies.  This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 174 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U. S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485. For further information please visit www.chembio.com .

Forward-Looking Statements
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:
Company
Susan Norcott
(631) 924-1135 Ext. 125
snorcott@chembio.com

Investor Relations
LHA
Anne Marie Fields
(212) 838-3777
afields@lhai.com
@LHA_IR_PR